EXHIBIT 24.1

POWER OF ATTORNEY

For Executing Forms 3, 4, 5, and 144
and Schedules 13D and Schedule 13G

The undersigned hereby appoints Lusine Moshkounian, as his or its true and lawful attorney-in fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, and Form 144, and any amendments to any of the foregoing and, if the undersigned is an individual, any related documentation which may be required to be filed in his individual capacity as a result of the undersigned’s beneficial ownership of, or participation in a group with respect to, securities directly or indirectly beneficially owned by HMI Capital Partners, L.P., HMI Capital Management, L.P., HMI Capital Fund GP, LLC, Members GP, LLC, Marco W. Hellman, Justin C. Nyweide, Radhakrishnan Raman Mahendran, and Avery J. Schwartz, or any of its or their respective affiliates, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he or it might or could do himself or itself, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority of Lusine Moshkounian under this Power of Attorney shall continue with respect to the undersigned until revoked in writing.

Date: October 21, 2024

HMI Capital Partners, L.P.			Members GP, LLC

By:	HMI Capital Fund GP, LLC, its General Partner	By:	/s/ Marco W. Hellman
Marco W. Hellman
By:	/s/ Marco W. Hellman		Managing Member
Marco W. Hellman
	Managing Member		/s/ Marco W. Hellman
Marco W. Hellman
HMI Capital Management, L.P.
/s/ Justin C. Nyweide
By:	Members GP, LLC, its General Partner		Justin C. Nyweide

By:	/s/ Marco W. Hellman		/s/ Radhakrishnan Raman Mahendran
	Marco W. Hellman		Radhakrishnan Raman Mahendran
Managing Member
/s/ Avery J. Schwartz
HMI Capital Fund GP, LLC			Avery J. Schwartz

By:	/s/ Marco W. Hellman
Marco W. Hellman
Managing Member